                                                                  EXHIBIT 99(C)

                              DUKE POWER COMPANY
                        ANNUAL MEETING OF SHAREHOLDERS
                         APRIL 24, 1997 AT 11:00 A.M.
                    O.J. MILLER AUDITORIUM--ELECTRIC CENTER
                            526 SOUTH CHURCH STREET
                                 CHARLOTTE, NC


                   (MAP OF AREA OF DOWNTOWN CHARLOTTE, N.C.
                      SURROUNDING SITE OF ANNUAL MEETING)


                              DUKE POWER COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W.H. Grigg, R.J. Osborne and Ellen T. Ruff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Power Company of the undersigned at the annual meeting of shareholders to be held in the Electric Center, 526 South Church Street, Charlotte, North Carolina, on April 24, 1997, and at any postponement or adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the Joint Proxy Statement-Prospectus furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATION ON THE OTHER SUBJECTS LISTED ON THE REVERSE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

  Your vote for the election of Class III directors may be indicated on the reverse. Nominees are Robert J. Brown, George Dean Johnson, Jr., James G. Martin and R.B. Priory.

  PLEASE SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

DEAR SHAREHOLDER:

I hope you will plan to join me and your fellow shareholders at Duke Power's annual meeting, which begins at 11 a.m., Thursday, April 24, 1997, in the O.J. Miller Auditorium, located in the Electric Center, 526 South Church St., Charlotte.

Shareholders will be asked to vote on a number of important matters, including a proposal relating to the proposed merger involving PanEnergy Corp. I encourage you to take the time to read your Joint Proxy Statement-Prospectus carefully so you will be fully informed about all the issues presented by your board of directors.

Whether or not you are able to join us, please record your vote, sign and return your completed ballot as soon as possible.

Thank you for your support. I hope to see you personally on April 24 in Charlotte.

Sincerely,

W.H. Grigg
Chairman of the Board
and Chief Executive Officer

--------------------------------------------------------------------------------

DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
-------------------------------------------------

1. Approval of (i) the proposed issuance by Duke Power Company ("Duke") of shares of its common stock (the "Duke Common Stock") pursuant to the terms of an Agreement and Plan of Merger among Duke, Duke Transaction Corporation ("Duke Transaction"), and PanEnergy Corp ("PanEnergy"), pursuant to which Duke Transaction will be merged with and into PanEnergy (the "Merger"), and
   (ii) the amendment of Duke's Articles of Incorporation to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger.

2. Election of four directors who will constitute Class III of the Board of Directors.

   To vote your shares for all director nominees, or to withhold voting for all nominees, mark the appropriate box. If you do not wish your shares voted for a particular director nominee, mark the "For*" box and enter name(s) of the exceptions in the space provided.

3. Ratification of appointment of auditors.

   If you plan to attend this meeting, please indicate on the ballot below and see reverse for additional information. This detachable portion may be presented for admission to the meeting.

    |   |            BEFORE MAILING, PLEASE DETACH THIS PORTION           |   |
   \ / \ /                                                               \ / \ /
--------------------------------------------------------------------------------

DUKE POWER

                                                                    Withhold
    1. For     Against     Abstain          2. For All     For*     Authority
       [_]       [_]         [_]                 [_]       [_]         [_]

                                              *Except for the following:
    3. For     Against     Abstain
       [_]       [_]         [_]              ____________________________

                                              ____________________________


    If you plan to attend the meeting, please mark: [_]

           SHARES HELD AS OF FEBRUARY 28, 1997

               SHARES    ACCOUNT NUMBER

SIGN HERE AS
NAME(S)         ____________________________________________
APPEARS ABOVE X ____________________________________________   Date ______,1997
           Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                              DUKE POWER COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W.H. Grigg, R.J. Osborne and Ellen T. Ruff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Power Company of the undersigned at the annual meeting of shareholders to be held in the Electric Center, 526 South Church Street, Charlotte, North Carolina, on April 24, 1997, and at any postponement or adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the Joint Proxy Statement-Prospectus furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATION ON THE OTHER SUBJECTS LISTED ON THE REVERSE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

  Your vote for the election of Class III directors may be indicated on the reverse. Nominees are Robert J. Brown, George Dean Johnson, Jr., James G. Martin and R.B. Priory.

  PLEASE SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

TO PARTICIPANTS IN THE DUKE POWER COMPANY RETIREMENT SAVINGS PLAN:

Because you are a participant in Duke Power's Retirement Savings Plan (the "Plan"), we are sending the enclosed Joint Proxy Statement-Prospectus to you. You have the right with respect to the shares credited to your Plan account to direct voting of those shares on any issues presented at Duke Power's 1997 annual shareholders meeting on April 24 in Charlotte.

If you fail to return a completed proxy, shares held in your Plan account will be voted by the Plan trustee acting in its discretion. Even though you may have already returned a proxy for shares you own outside the Plan, I encourage you to exercise your rights by completing and returning the enclosed proxy.

Sincerely,

W.H. Grigg
Chairman of the Board
and Chief Executive Officer


Directors recommend a vote "For" Items 1,2 and 3
--------------------------------------------------------------------------------
1. Approval of (i) the proposed issuance by Duke Power Company ("Duke") of shares of its common stock (the "Duke Common Stock") pursuant to the terms of an Agreement and Plan of Merger among Duke, Duke Transaction Corporation ("Duke Transaction"), and PanEnergy Corp ("PanEnergy"), pursuant to which Duke Transaction will be merged with and into PanEnergy (the "Merger"), and
   (ii) the amendment of Duke's Articles of Incorporation to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger.

2. Election of four directors who will constitute Class III of the Board of Directors.

   To vote your shares for all director nominees, or to withhold voting for all nominees, mark the appropriate box. If you do not wish your shares voted for a particular director nominee, mark the "For*" box and enter names(s) of the exceptions in the space provided.

3. Ratification of appointment of auditors.

   [BEFORE MAILING, PLEASE DETACH THIS PORTION]

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DUKE POWER


                                                                       Withhold
                           1. For Against Abstain     2. For All For* Authority
                              [_]   [_]     [_]            [_]   [_]     [_]



                                                      *Except for the following:
                           3. For Against Abstain
                              [_]   [_]     [_]       -------------------------

                                                      -------------------------

                           If you plan to attend the meeting, please mark: [_]

                                  SHARES HELD AS OF FEBRUARY 28, 1997

                                      SHARES    ACCOUNT NUMBER

SIGN HERE AS
NAME(S)         -------------------------------------------
APPEARS ABOVE  X___________________________________________   Date ______,1997
             Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                              DUKE POWER COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W.H. Grigg, R.J. Osborne and Ellen T. Ruff, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Power Company of the undersigned at the annual meeting of shareholders to be held in the Electric Center, 526 South Church Street, Charlotte, North Carolina, on April 24, 1997, and at any postponement or adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the Joint Proxy Statement-Prospectus furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES, IN ACCORD WITH THE DIRECTORS' RECOMMENDATION ON THE OTHER SUBJECTS LISTED ON THE REVERSE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

  Your vote for the election of Class III directors may be indicated on the reverse. Nominees are Robert J. Brown, George Dean Johnson, Jr., James G. Martin and R.B. Priory.

  PLEASE SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

TO PARTICIPANTS IN THE DUKE POWER COMPANY EMPLOYEES' STOCK OWNERSHIP PLAN:

Because you are a participant in Duke Power's Employee Stock Ownership Plan ("ESOP"), we are sending the enclosed Joint Proxy Statement-Prospectus to you. You have the right with respect to the shares credited to your ESOP account to direct the voting of those shares on any issues presented at Duke Power's 1997 annual shareholders meeting on April 24 in Charlotte.

If you do not complete and return this proxy, shares held in your ESOP account will be voted by the ESOP trustee acting in its discretion. Even though you may have already returned another proxy for shares you own outside the ESOP, I encourage you to exercise your voting rights by completing and returning the enclosed proxy.

Sincerely,


W.H. Grigg
Chairman of the Board
and Chief Executive Officer


DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3
--------------------------------------------------------------------------------

1. Approval of (i) the proposed issuance by Duke Power Company ("Duke") of shares of its common stock (the "Duke Common Stock") pursuant to the terms of an Agreement and Plan of Merger among Duke, Duke Transaction Corporation ("Duke Transaction"), and PanEnergy Corp ("PanEnergy"), pursuant to which Duke Transaction will be merged with and into PanEnergy (the "Merger"), and
   (ii) the amendment of Duke's Articles of Incorporation to increase the number of authorized shares of Duke Common Stock from 300,000,000 to 500,000,000 and to change the name of Duke to Duke Energy Corporation at the effective time of the Merger.

2. Election of four directors who will constitute Class III of the Board of Directors.

   To vote your shares for all director nominees, or to withhold voting for all nominees, mark the appropriate box. If you do not wish your shares voted for a particular director nominee, mark the "For*" box and enter name(s) of the exceptions in the space provided.

3. Ratification of appointment of auditors.


   [BEFORE MAILING, PLEASE DETACH THIS PORTION]


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DUKE POWER


                                                                      Withhold
                          1. For Against Abstain     2. For All For* Authority
                             [_]   [_]     [_]            [_]   [_]     [_]



                                                      *Except for the following:
                          3. For Against Abstain
                             [_]   [_]     [_]             ___________________

                                                           ___________________

                          If you plan to attend the meeting, please mark: [_]

                                  SHARES HELD AS OF FEBRUARY 28, 1997

                                      SHARES    ACCOUNT NUMBER

SIGN HERE AS
NAME(S)           -----------------------------------------
APPEARS ABOVE   X _________________________________________   Date ______,1997
             Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Each joint owner should sign. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.